      As filed with the Securities and Exchange Commission on May 22, 1995
                                                       Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           CROWN CASINO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Texas                                         63-0851141
---------------------------------                 ------------------------------
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                     2415 West Northwest Highway, Suite 103
                               Dallas, Texas 75220
                    ----------------------------------------
                    (Address of principal executive offices)

                        1986 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                            (Full Title of the Plan)

                         Edward R. McMurphy, President
                     2415 West Northwest Highway, Suite 103
                              Dallas, Texas 75220
                                (214) 352-7561
                 ----------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                            -----------------------

                              Copies Requested to:

                             Helen T. Ferraro, Esq.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2631

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
        Title of                                             Proposed                  Proposed
       Securities                  Amount                    Maximum                    Maximum               Amount of
         to be                     to be                  Offering Price               Aggregate             Registration
       Registered                Registered               Per Share (1)           Offering Price (1)             Fee
       ----------                ----------               --------------          ------------------         ------------
 Options and
 underlying shares of             500,000                 $5.44                    $2,720,000                    $938
 Common Stock                      Shares
-------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and asked prices of the Common Stock on the NASDAQ System on May 16, 1995.

=========================================================================================================================

         This Registration Statement covers 500,000 additional shares of the $0.01 par value Common Stock of Crown Casino Corporation (the "Company") issuable pursuant to the Company's 1986 Incentive Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File Nos. 33-22590 and 33-41960, as filed with the Securities and Exchange Commission on June 16, 1988 and July 30, 1991, registering the 1986 Incentive Stock Option Plan and registering 250,000 additional shares pursuant to that plan, respectively, are incorporated by reference.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

       The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

       (a) the Company's prospectus filed pursuant to Rule 424(b), contained in the Company's Registration Statement on Form S-3, registration no. 33-59449, filed with the Commission on May 19, 1995;

       (b) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1994;

       (c) the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994;

       (d) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995; and

       (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, on December 23, 1986.

Item 6.   Indemnification of Officers and Directors.

       The Articles of Incorporation of the Company provide for the elimination of monetary liability of directors of the Company pursuant to Article 7.06(B) of the Texas Miscellaneous Corporation Laws Act.

       The Company's Bylaws provide that to the extent that a director or officer has been successful in the defense of any proceeding to which he was a party by virtue of his being a director or officer of the Company, the Company shall indemnify the director or officer for reasonable expenses incurred therewith.

       In addition, the Company may indemnify a director or officer of the Company who is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, against liability incurred in the proceeding if he acted in his official capacity and in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in general, no indemnification shall be made in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company or in connection with any other proceeding in which a director or officer is adjudged liable on the basis that personal benefit was improperly received by him. If the person is found liable to the Company on the basis that personal benefit was improperly received by the person, the Company may indemnify that person, but such indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

       Article 2.02 of the Texas Business Corporation Act sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

Item 8.   Exhibits.

       The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit
Number                    Description of Exhibit
------                    ----------------------

  4.1  -    Amendment to Crown Casino Corporation 1986 Incentive Stock Option
            Plan.

  5.1  -    Opinion of Smith, Gambrell & Russell.

 23.1  -    Consent of Ernst & Young LLP (included at page II-4 of this
            Registration Statement).

 23.2 - Consent of Coopers & Lybrand L.L.P. (included at page II-5 of this Registration Statement).

 23.3  -    Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

Item 9.     Undertakings.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Crown Casino Corporation 1986 Incentive Stock Option Plan of our report dated June 11, 1993, with respect to the consolidated balance sheet as of April 30, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended April 30, 1993, of Crown Casino Corporation (formerly Skylink America Incorporated) included in its Registration Statement on Form S-3 filed on or about May 16, 1995 with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP



Dallas, Texas
May 17, 1995

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Crown Casino Corporation and subsidiaries on Form S-8 of our report, which includes an explanatory paragraph relating to the Company's plans to retire or extend its Senior Notes which are due June 3, 1995, dated August 1, 1994, except as to Note R for which the date is May 2, 1995, on our audit of the consolidated financial statements and financial statement schedules of Crown Casino Corporation and subsidiaries as of April 30, 1994, and for the year ended April 30, 1994, which report was included in the Company's registration statement on Form S-3 filed on or about May 16, 1995.



                                              /s/ COOPERS & LYBRAND L.L.P.
                                              ----------------------------
                                              COOPERS & LYBRAND L.L.P.



Dallas, Texas
May 17, 1995

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on this 17th day of May, 1995.

                                       CROWN CASINO CORPORATION



Date: May 17, 1995                     By: /s/ Edward R. McMurphy
                                           -------------------------------------
                                            Edward R. McMurphy, President,
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)

Date: May 17, 1995                     By: /s/ Mark D. Slusser
                                           -------------------------------------
                                            Mark D. Slusser, Vice President and
                                            Chief Financial Officer (Principal
                                            Accounting and Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                      Title                               Date
       ---------                                      -----                               ----
/s/ Edward R. McMurphy                           President, Chief                     May 17, 1995
---------------------------                      Executive Officer
Edward R. McMurphy                               and Director



/s/ T.J. Falgout                                 Director                             April 17, 1995
---------------------------
T. J. Falgout, III



/s/ David J. Douglas                             Director                             May 17, 1995
---------------------------
David J. Douglas




                      (Signatures continued on next page)

       Signature                                      Title                               Date
       ---------                                      -----                               ----
/s/ Gerald L. Adams                              Director                             April 21, 1995
---------------------------
Gerald L. Adams



/s/ John David Simmons                           Director                             May 17, 1995
---------------------------
John David Simmons



/s/ Robert J. Kehl                               Director                             April 24, 1995
---------------------------
Robert J. Kehl



/s/ Gerard M. Jacobs                             Director                             May 17, 1995
---------------------------
Gerard M. Jacobs

                                 EXHIBIT INDEX


Exhibit                                                                                      Sequential
Number                     Description of Exhibit                                             Page No.
------                     ----------------------                                            ----------
    4.1        Amendment to Crown Casino Corporation 1986 Incentive
               Stock Option Plan

    5.1        Opinion of Smith, Gambrell & Russell.